UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

Barzel Industries Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

320 Norwood Park South – 2nd Floor
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (781) 762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On September 14, 2009, Barzel Industries Inc., a Delaware corporation (the “Company”), and substantially all of its U.S. and Canadian subsidiaries (collectively with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Chriscott USA Inc. and 4513614 Canada Inc. (the “Buyer”) pursuant to which the Buyer will purchase substantially all of the assets of the Sellers for an aggregate purchase price of $65.0 million in cash, subject to certain adjustments relating principally to the level of working capital as of closing, and the Buyer will assume certain liabilities from the Sellers associated with the purchased assets (such transactions, collectively, the “Asset Purchase”).  The Company and its affiliates currently lease a manufacturing facility, located in Mississauga, Ontario and a tube mill, located in St. Hubert, Quebec, from the Buyer and its affiliates.  Further, the Company previously acquired all of the outstanding stock of Barzel Industries Canada Inc., formerly Novamerican Steel Canada Inc., and formerly Novamerican Steel Inc., on November 15, 2007, pursuant to an arrangement agreement dated June 21, 2007.  The controlling shareholder of the Buyer was the majority owner of Novamerican Steel Inc.

The Asset Purchase Agreement contains covenants of the Sellers and the Buyer, including, among others, an agreement by the Company and its U.S. subsidiaries to file petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and an agreement by the Canadian subsidiaries of the Company to file applications for relief under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice – Commercial List (the “Canadian Court” and, together with the Bankruptcy Court, the “Courts”), and an agreement of each Seller to use its commercially reasonable efforts to obtain the entry of orders of the Bankruptcy Court and the Canadian Court, as applicable, approving certain auction and sale procedures (the “Sale Orders”) in accordance with various milestones.

The obligations of the Sellers and the Buyer to complete the Asset Purchase are subject to a number of closing conditions, including, among others, conditions relating to governmental filings and the expiration or termination of applicable waiting periods, obtaining certain third-party consents, the accuracy of the representations and warranties of the parties (subject to a materiality standard), material compliance by the parties with their obligations under the Asset Purchase Agreement, and the absence of a material adverse change with respect to the Company since the date of the Asset Purchase Agreement.

The Asset Purchase will be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction (the “Auction”). The bidding procedures order will provide that the Buyer is the “stalking horse” bidder for substantially all of the assets of the Sellers at the Auction. The Asset Purchase Agreement calls for the Company to pay a termination fee equal to approximately $1.95 million in certain circumstances, including the consummation of an acquisition of the purchased assets by another bidder. In the event that the Company breaches the Asset Purchase Agreement or consummates a transaction with another bidder, the Asset Purchase Agreement also provides for the reimbursement of the Buyer’s reasonable expenses incurred in connection with the Asset Purchase and the bankruptcy case, up to a maximum of $750,000. The Company intends to request the Canadian Court to authorize the sale of substantially all of the assets of the Canadian subsidiaries as part of the Auction, and will thereafter ask the Canadian Court to approve the sale which arises out of the Auction.

Item 1.03  Bankruptcy or Receivership.

On September 15, 2009 (the “Petition Date”), the Company and its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court seeking relief under the provisions of the Bankruptcy Code (the “Bankruptcy Case”) and the Canadian subsidiaries of the Company filed an application with the Canadian Court seeking relief under the provisions of the CCAA (the “Canadian Case”).

The Bankruptcy Case will be jointly administered with the Canadian Case, and the Company intends to request that the Courts approve a cross-border insolvency protocol. During the pendency of the Bankruptcy Case and the Canadian Case, the Sellers intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court or the Canadian Court, as applicable, and in accordance with the applicable provisions of the Bankruptcy Code and the CCAA and orders of the Courts.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Subject to the approval of the Bankruptcy Court, on September 15, 2009, the Company entered into a Senior Secured Super-Priority Debtor-in-Possession Revolving Credit Agreement (the “DIP Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “DIP Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and JPMorgan Chase Bank, N.A. and CIBC Inc., as lenders (the “DIP Lenders”), to provide liquidity to the Company during the Bankruptcy Case and the Canadian Case pending the sale of substantially all of the Sellers’ assets. The DIP Lenders are the same parties as holders of the Company’s 11.5% Senior Secured Notes due 2015 issued pursuant to that certain Indenture, dated as of November 5, 2007, among the Company, Barzel Finco Inc., and The Bank of New York Mellon f/k/a The Bank of New York, as Trustee (the “Pre-Petition Notes”) and the same parties as the lenders under the senior secured credit agreement, dated as of November 15, 2007, among the Company, Barzel Finco Inc., Barzel Industries Canada Inc., the lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and CIT Business Credit Canada Inc. and The CIT Group/Business Credit, Inc., as Syndication Agents, as amended (the “Pre-Petition Agreement”).

The DIP Agreement provides for a non-amortizing secured revolving credit facility (the “DIP Facility”) in an aggregate principal amount not to exceed $30,000,000.  The proceeds of the DIP Facility will be used to meet the working capital needs of the Company and its subsidiaries, pay expenses of the Company in the Bankruptcy Case and the Canadian Case (including professional fees and expenses) and to repay the outstanding and unpaid obligations under the Pre-Petition Agreement.  U.S. borrowings under the DIP Facility will bear interest at (i) the  greater of the (a) U.S. Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) 3%; (ii) plus 7%. Canadian borrowings under the DIP Facility will bear interest at Canadian prime lending rates, or similar market rates (not less than 3%), plus 7%.

The DIP Facility matures on the earliest of (i) December 11, 2009; (ii) the consummation of any sale of all or substantially all of the Sellers’ assets pursuant to Section 363 of the Bankruptcy Code; (iii) thirty (30) days after the Petition Date if the Courts fail to enter orders approving the DIP Facility on a final basis within such time; and (iv) the acceleration of obligations under the DIP Facility and termination of the commitments under the DIP Facility upon the occurrence of an event of default under the terms of the DIP Agreement.

The DIP Lenders’ obligation to close on the DIP Facility is subject to various conditions including, among others, (i) the Courts having approved the DIP Facility on an interim basis no later than five (5) days after the Petition Date; (ii) the Sellers’ “first day” motions being in form and substance reasonably acceptable to the DIP Agent; (iii) all initial applications and filings in the Canadian Case being in form and substance reasonably acceptable to the DIP Agent; (iv) the Canadian Court having entered the Canadian financing order within five (5) days of the filing date of the Canadian Case; (v) the DIP Agent having received a valid and perfected lien on and security interest in the DIP Agreement collateral on the basis and with the priority set forth in the DIP Agreement and the interim order; and (vi) Barzel having retained Wayne Day of Day Seckler LLP (“Day Seckler”) as Chief Restructuring Officer with the full authority generally vested in a chief restructuring officer, including without limitation, full authority and responsibility for all aspect of the Bankruptcy Case, the Canadian Case and the Asset Purchase.

The Company’s ability to obtain advances under the DIP Facility is subject to, among other things, compliance with certain milestones for a sale of the Sellers’ assets pursuant to Section 363 of the Bankruptcy Code, including (i) a motion to approve the sale (including procedures governing the Auction) having been filed by no later than two (2) business days after the Petition Date; (ii) orders approving auction and sale procedures having been entered by the Courts by no later than eighteen (18) days after the Petition Date; (iii) bids for the sale being due by no later than thirty-five (35) days following the Petition Date; (iv) the Auction having occurred by no later than forty (40) days following the Petition Date; (v) a hearing to confirm the sale and orders approving the sale having been entered by no later than forty-five (45) days following the Petition Date; and (vi) the sale having been consummated by no later than sixty (60) days following the Petition Date.

Except for certain amounts reserved to pay administrative and wind-up expenses in the Bankruptcy Case and the Canadian Case, all proceeds of the Asset Purchase will be applied to repay amounts owed under the DIP Agreement, the Pre-Petition Notes and, to the extent applicable, the Pre-Petition Agreement. The Company’s stockholders will not receive any proceeds from the Asset Purchase.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Case and the Canadian Case described above constitutes an event of default under (i) the Pre-Petition Agreement; (ii) the Guarantee and Collateral Agreement (ABL), dated as of November 15, 2007, among the Company, Barzel Finco Inc., Barzel Industries Canada Inc., other subsidiaries of the Company identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Collateral Agreement”); (iii) the Canadian Guarantee and Collateral Agreement (ABL), dated as of November 15, 2007, among Barzel Industries Canada Inc., other subsidiaries of Barzel Industries Canada Inc. identified therein, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent (the “Canadian Collateral Agreement” and together with the Collateral Agreement, the “Collateral Agreements”); and (iv) the Pre-Petition Notes.

The filing of the Bankruptcy Case and the Canadian Case described above resulted in the acceleration of all amounts due under the Pre-Petition Agreement and the Pre-Petition Notes.  The automatic stay invoked by filing the Bankruptcy Case and the orders granted by the Canadian Court, effectively precludes any actions against the Company resulting from such acceleration.

The ability of the creditors to seek remedies to enforce their rights under the Pre-Petition Agreement, the Collateral Agreements and the Pre-Petition Notes is automatically stayed as a result of the filing of the Bankruptcy Case and the orders granted by the Canadian Court, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

As of September 14, 2009, the aggregate principal amount outstanding under the Pre-Petition Notes was $315.0 million and the principal amount outstanding under the Pre-Petition Agreement was approximately $18.4 million.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors and Certain Officers

On September 14, 2009, each of the following officers of the Company resigned for good reason from their respective positions with the Company: Corrado De Gasperis, Chief Executive Officer and Domenico Lepore, President.

On September 14, 2009, each of the following directors of the Company resigned: Corrado De Gasperis, Domenico Lepore, Oded Cohen and Martin D. Powell.

(c) Election of Executive Officer

On September 15, 2009, in order to appoint an interim executive officer to manage the affairs of the Company during the Cases, the Company entered into an agreement with Day Seckler, an accounting and consulting firm, appointing Wayne Day as the Chief Restructuring Officer of the Company. Mr. Day has served as a consultant to the Company through his firm, Day Seckler, since May 2009, concentrating on evaluating and implementing strategic, tactical and operational options throughout the restructuring and sales process and acting as an overseer of the Company’s financial restructuring. The Company paid Day Seckler a $250,000 retainer for these consulting services and approximately $200,000 in reimbursement fees and expenses.

Mr. Day, 53, has served as a partner at Day Seckler since founding it in early 2008.  Previously, Mr. Day served as a Senior Managing Director at Policano & Manzo, a nationally recognized accounting and consulting firm specializing in working with financially troubled companies and their creditors, from February 1993 to June 2007.  Prior to this, Mr. Day spent five years with Kroll Zolfo Cooper & Co., an accounting and consulting firm which specializes in working with financially troubled companies and their creditors. Mr. Day has been practicing as a Certified Public Accountant and a Certified Insolvency Reorganization Accountant.

(e)  Compensatory Arrangements of Certain Officers

On September 11, 2009, the Board of Directors of the Company approved a Key Employee Incentive Plan (“KEIP Plan”). The KEIP Plan is intended, among other things, to retain and incent certain key employees to (i) preserve value of the Company’s key assets to benefit the Company’s clients, employees and creditors and (ii) complete specific objectives regarding the transfer of these assets.

Pursuant to the KEIP Plan, Karen G. Narwold, the Company’s Vice President, Strategic Counsel and Secretary, will be entitled to receive a performance-based cash incentive payment of up to 33.34 percent of her respective base salary, payable at the closing of the Asset Purchase (the “Closing”), if the Company has received at least one qualified bid (as such term shall be defined in the bid procedures presented to the Bankruptcy Court in connection with the Asset Purchase).  The award under the KEIP Plan will be paid at the Closing, provided that Ms. Narwold is an employee of the Company as of the day prior to the Closing or Ms. Narwold’s employment terminated prior to the Closing due to death or disability, termination by the Company without cause or resignation for “good reason” (as defined in Ms. Narwold’s employment agreement).

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Articles of Incorporation or Bylaws

On September 13, 2009, the Board of Directors of the Company amended Section 1 of Article II of the Company’s Amended and Restated By-Laws (the “Amendment”). The Amendment reduced the minimum number of directors permitted under the Company’s Amended and Restated Bylaws from three (3) to one (1).

The Amendment became effective on September 15, 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment, dated September 15, 2009, to the Amended and Restated By-Laws of Barzel Industries Inc.

Forward-Looking Statements

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements include statements about the procedures to be commenced in connection with the Company’s bankruptcy case and the sale of its assets pursuant to the Asset Purchase Agreement. Forward-looking statements contained in this Form 8-K are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including the failure to meet the conditions to consummating the sale of assets pursuant to the Asset Purchase Agreement or to obtain an order of the Bankruptcy Court approving the sale; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period ended November 29, 2008 and Quarterly Report on Form 10-Q for the periods ended February 28, 2009 and May 30, 2009. The information contained in this Form 8-K is provided as of September 14, 2009, and the Company undertakes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARZEL INDUSTRIES INC.
Date:	September 15, 2009	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Strategic Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Amendment, dated September 15, 2009, to the Amended and Restated By-Laws of Barzel Industries Inc.